UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 13, 2025

Southern First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

6 Verdae Boulevard, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)
(864) 679-9000
(Registrant's telephone number, including area code)

100 Verdae Boulevard, Suite 100, Greenville, SC
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SFST	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 10, 2025, William M. Aiken, III, Chief Risk Officer of Southern First Bancshares, Inc. (the “Company”) and Southern First Bank (the “Bank” and together with the Company, the “Employer”), notified the Employer that he is resigning from his roles with the Employer, effective March 31, 2025.

Mr. Aiken added, “I am honored to have been part of the Southern First team and leave with mixed emotions. While I am excited about the opportunity in front of me, I will miss the outstanding team we’ve built over the past few years. I am proud of our accomplishments and believe that the Company has a strong future ahead of it.”

“We will miss Will and appreciate his leadership and partnership over the years,” said Art Seaver, Chief Executive Officer. “We are excited for Will in his new opportunity and are grateful for the friendship that continues.”

Brief Biography for William M. Aiken, III

Mr. Aiken has served as Southern First’s senior executive vice president and chief risk officer since 2021 and previously served as an executive credit risk officer since 2020. Mr. Aiken has worked in the banking industry for over 25 years. Beginning in 1996, he has served in various roles at several financial institutions, including most recently as chief commercial credit officer at SouthState Bank from 2019 through August 2020 as well as a senior commercial loan administrator with that bank from 2012 until 2018.  He is a 1996 graduate of Clemson University, with a degree in Financial Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/ R. Arthur Seaver, Jr.
Name:	R. Arthur Seaver, Jr.
Title:	Chief Executive Officer

March 13, 2025